Exhibit 21

PENNROCK FINANCIAL SERVICES CORP.
SUBSIDIARIES OF THE REGISTRANT

     Subsidiary              State of Incorporation        Percent Owned
     ----------              ----------------------        -------------
Blue Ball National Bank           Pennsylvania                   100%
                         (National Banking Association)


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